UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2021

 U.S. PHYSICAL THERAPY, INC.
(Exact name of registrant as specified in its charter)

Nevada	1-11151	76-0364866
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1300 West Sam Houston Parkway South, Suite 300, Houston, Texas	77042
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (713) 297-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	USPH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
◻

ITEM 8.01   Other Event.

U.S. Physical Therapy, Inc. (the “Company”) reported today that H.R. 1868 was signed into law by the President on April 14, 2021, which extends the 2% sequester relief applied to all Medicare payments through December 31, 2021.  The 2% sequester relief was previously scheduled to end on March 31, 2021.  Medicare represents approximately 27% of the Company’s physical therapy revenue.  The Company estimates that a total of approximately 31% of its physical therapy revenue, including certain of the Company’s commercial contracts, are tied to current year Medicare rates.  The continuation of sequester relief through December 31, 2021, is expected to increase the Company’s 2021 physical therapy revenue by approximately $2.0 million, or approximately $0.10 in earnings per share after non-controlling interest and taxes.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS

Exhibits	Description of Exhibits

none

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. PHYSICAL THERAPY, INC.

Dated: April 15, 2021	By:	/s/ CAREY HENDRICKSON
Carey Hendrickson
Chief Financial Officer
(duly authorized officer and principal financial and accounting officer)